Exhibit 31.4

CERTIFICATION

I, John S. Quinn, certify that:

1. I have reviewed this report on Form 10-K/A of LKQ Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

March 18, 2014

/s/ JOHN S. QUINN
John S. Quinn
Executive Vice President and Chief Financial Officer